EXHIBIT 16.1

Deloitte & Touche LLP
Suite 1600
Chase Tower
2200 Ross Avenue
Dallas, Texas 75201-6778

Tel:(214) 777-7000
www.us.deloitte.com
                                                        [DELOITTE & TOUCHE LOGO]

December 3, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madam:

We have read and agree with the comments in Item 4 of Form 8-K of Data Race, Inc. dated October 4, 2001.

Yours truly,

/s/Deloitte & Touche LLP






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